EXHIBIT 99.1

                     JOINT ACQUISITION STATEMENT
                     PURSUANT TO RULE 13D-1(k)1

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on
Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  September 15, 1998


                                    FIVE ARROWS REALTY SECURITIES L.L.C.

                                    By:  /s/ Matthew W. Kaplan
                                         ______________________
                                         Matthew W. Kaplan
                                         Manager

                                    ROTHSCHILD REALTY INVESTORS II L.L.C.

                                    By:  /s/ Matthew W. Kaplan
                                         ________________________
                                         Matthew W. Kaplan
                                         Senior Vice President